Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F - (732) 395-4401 __________________
111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 ___________________ www.lucbro.com

January 13, 2026

Mangoceuticals, Inc.

17130 N. Dallas Parkway, Suite 240

Dallas, Texas 75248

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you, Mangoceuticals, Inc., a Texas corporation (the “Company”), in connection with filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by certain selling stockholders of up to 2,640,178 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), consisting of: (i) 1,930,502 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of certain common stock purchase warrants (the “Warrants”) and (ii) 709,676 shares (the “Shares,” and together with the Warrant Shares, the “Securities”) of Common Stock issued pursuant to a subscription agreement.

The offering of the Securities will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement, as amended, and as supplemented from time to time.

You have requested our opinion as to the matters set forth below in connection with the issuance of the Securities. In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Certificate of Formation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, (c) the Registration Statement and all exhibits thereto; and such certificates, documents and records as we have deemed to be appropriate in order to enable us to render the opinions set forth herein. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been duly authorized, validly issued, fully paid and nonassessable; and (ii) the Warrant Shares have been duly authorized, and when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms of such Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Texas and the State of New York. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP